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                                                                   EXHIBIT 3(ii)



                                 RESTATED BYLAWS

                                       OF

                            COMMERCIAL METALS COMPANY

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                                 RESTATED BYLAWS
                                       OF
                            COMMERCIAL METALS COMPANY




                                    ARTICLE I

                                     OFFICES

                  Section 1. Principal Office.

                  The principal and registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. Other Offices.

                  The corporation may also have offices in the City of Dallas, State of Texas, and also offices at such other places as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

                  Section 1. Place of Meetings.

                  All meetings of the shareholders shall be held at the office of the corporation in Dallas, Texas, or at such other place as shall be determined by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual Meeting.

                  An annual meeting of shareholders, commencing with the year 1947, shall be held on the fourth Thursday of January in each year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 A.M., at which the shareholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

                  Section 3. Notice of Annual Meeting.

                  Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be served upon or mailed to each shareholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than fifty days before the date of the meeting.



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                  Section 4. Special Meetings.

                  Special meetings of shareholders of the corporation, for any purpose or purposes, unless otherwise prescribed by statute or the restated certificate of incorporation, may be called only by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution's presented to the board for adoption), by the holders of not less than a majority of the voting power of all of the then-outstanding shares of any class or series of capital stock of the corporation entitled to vote generally in the election of directors ("Voting Stock"), or by The Jacob Feldman and Sara B. Feldman Grantor Trust dated September 24, 1985 and the trustees of that trust acting solely in their capacities as trustees of that trust (collectively, the "Trust"), as long as the Trust is the beneficial owner of ten percent or more of the Voting Stock. As a prerequisite to calling a special meeting, the holders of a majority of the voting power of the Voting Stock or the Trust must submit a request in writing to the president or secretary of the corporation stating the purpose or purposes of the proposed meeting.

                  Section 5. Notice of Special Meeting.

                  Written or printed notice of a special meeting of shareholders, stating the place, day and hour, and purpose or purposes thereof, shall be served upon or mailed to each shareholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than fifty days before the date of the meeting.

                  Section 6. Business at Special Meeting.

                  Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

                  Section 7. Shareholder List.

                  At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the secretary. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for such ten day period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

                  Section 8. Quorum.

                  The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by





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statute, the restated certificate of incorporation, or these bylaws. The shareholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, notices of the adjourned meeting shall be given as in the case of an original meeting.

                  Section 9. Majority Vote.

                  When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the restated certificate of incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

                  Section 10. Proxies.

                  At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder or his duly authorized attorney in fact and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period.

                  Section 11. Voting.

                  Unless otherwise provided by statute, the restated certificate of incorporation, or these bylaws, each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

                  Section 12. No Action By Written Consent.

                  Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 1. Powers.

                  The business and affairs of the corporation shall be managed by a board of directors. The board may exercise all such power of the corporation and do all such lawful acts and things as are not by statute, by the restated certificate of incorporation, or these bylaws directed to be exercised or done by the shareholders.



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                  Section 2. Number of Directors.

                  Except as otherwise fixed by or pursuant to the provisions of Article Fourth of the restated certificate of incorporation relating to the rights of the holders of the preferred stock to elect additional directors under specified circumstances, the number of directors which shall constitute the whole board of directors shall be not less than three and shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption).

                  Section 3. Election and Term.

                  The board of directors shall be divided into three classes serving for those initial terms as provided in Article Fifteenth of the restated certificate of incorporation. Except as provided in Section 4 of this Article III, at each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders. Directors need not be shareholders. Notwithstanding any provision of this Section 3 or Section 4 of this Article III, whenever the holders of the preferred stock shall have the right to elect directors at an annual or special meeting of stockholders, the election term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the restated certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article Fifteenth of the restated certificate of incorporation unless expressly provided by the terms of the preferred stock.

                  Section 4. Vacancies and Newly Created Directorships.

                  Subject to the rights of the holders of any class or series of Voting Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire board of directors shall shorten the term of any incumbent director.

                  Section 5. Resignation, Removal.

                  Any director may resign at any time. Subject to the right of the holders of any class or series of Voting Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed has been convicted





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of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, has failed to attend twelve consecutive meetings of the board of directors, or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the corporation in a matter of substantial importance to the corporation, and such adjudication is no longer subject to direct appeal.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

                  Section 1. First Meeting.

                  The first meeting of each newly elected board shall be held at the location of and immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present; or the board may meet at such place and time as shall be fixed by the consent in writing of all the directors.

                  Section 2. Regular Meeting.

                  Regular meetings of the board may be held at such time and place either within or without of the State of Delaware and with such notice as shall be determined from time to time by the board.

                  Section 3. Special Meetings.

                  Special meetings of the board may be called by the president on one day's notice to each director, either personally or by mail or telegram. Special meetings shall be called by the president or the secretary in like manner and on like notice on the written request of any two directors.

                  Section 4. Quorum and Voting.

                  At all meetings of the board a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, the restated certificate of incorporation, or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                  Section 5. Telephone Meetings.

                  At any meeting of the board, a member may attend by telephone, radio, television, or similar means of communication which permits him to participate in the meeting, and a





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director so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

                  Section 6. Action by Written Consent.

                  Any action required or permitted to be taken by the board of directors or executive committee, under the applicable provisions of these statutes, the restated certificate of incorporation, or these bylaws, may be taken without a meeting If a consent in writing, setting forth the action so taken, is signed by all members of the board of directors or executive committee, as the case may be.

                                   ARTICLE V.

                                   COMMITTEES

                  Section 1. Executive Committee.

                  The board of directors, by resolution adopted by a majority of the whole board, may designate two or more directors and such officers as the board deems necessary, to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation, and may have the power to authorize the seal of the corporation to be affixed to all papers which may require it, except where action by the board of directors is specified by statute. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                  Section 2. Other Committees.

                  The board of directors may similarly create other committees for such terms and with such powers and duties as the board deems appropriate.

                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

                  Section 1. Attendance Fees.

                  Directors, as such, shall not receive any stated salary for their services, but by resolution of the board a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the board; however, the provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like compensation for attending committee meetings.



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                                   ARTICLE VII

                                     NOTICES

                  Section l. Methods of Notice.

                  Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the restated certificate of incorporation, or these bylaws, it shall not be construed to require personal notice, but such notice may be given in writing by mail addressed to such shareholder or director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors may also be given by telegram, and notice given by such means shall be deemed given at the time it is delivered to the telegraph office.

                  Section 2. Waiver of Notice.

                  Whenever any notice is required to be given to any shareholder or director under the provisions of any statute, the restated certificate of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

                                  ARTICLE VIII

                                    OFFICERS

                  Section 1. Executive Officers.

                  The officers of the corporation shall consist of a president, a vice president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also elect a chairman of the board, additional vice presidents, and one or more assistant secretaries and assistant treasurers.

                  Section 2. Election and Qualification.

                  The board of directors at its first meeting after each annual meeting of shareholders shall elect the president, one or more vice presidents, a secretary, and a treasurer, none of whom need to be a member of the board.

                  Section 3. Other Officers and Agents.

                  The board may elect or appoint such other officers, assistant officers, and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.





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                  Section 4. Salaries.

                  The salaries of all officers of the corporation shall be fixed by the board of directors except as otherwise directed by the board.

                  Section 5. Term, Removal, and Vacancies.

                  The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer, agent or member of the executive committee elected or appointed by the board of directors may be removed, with or without cause, at any time by the board of directors. If any such office becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                  Section 6. President.

                  The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and the board of directors unless such duties shall have been assigned to a chairman of the board by the board of directors. He shall be ex-officio a member of all standing committees, shall have general powers of oversight, supervision and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the board of directors are carried into effect.

                  Section 7. Vice Presidents.

                  The vice presidents in the order determined by he board of directors shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors and president may prescribe.

                  Section 8. Secretary.

                  The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors and president. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the assistant secretary.

                  Section 9. Assistant Secretaries.

                  The assistant secretaries in the order determined by the board of directors shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors and president may prescribe.



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                  Section 10. Treasurer.

                  The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the board of directors and president, whenever they may require it, an account of all of his transactions as treasurer and of the financial condition of the corporation.

                  Section 11. Assistant Treasurers.

                  The assistant treasurers in the order determined by the board of directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors and president may prescribe.

                  Section 12. Officer's Bond.

                  If required by the board of directors, any officer shall give the corporation a bond (which shall be renewed as the board may require) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE IX

                             SHARES AND SHAREHOLDERS

                  Section 1. Certificates Representing Shares.

                  The certificates representing shares of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.




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                  Section 2. Transfer of Shares.

                  Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 3. Fixing Record Date.

                  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date, in any case, to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date next preceding the date on which the notice is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination may apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

                  Section 4. Registered Shareholders.

                  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of the share to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                  Section 5. Lost Certificate.

                  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the




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certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.


                                    ARTICLE X

                                     GENERAL

                  Section 1. Dividends.

                  The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares of capital stock in cash, in property, or in its own shares, except when the declaration or payment thereof would be contrary to statute or the restated certificate of incorporation. Such dividends may be declared at any regular or special meeting of the board, and the declaration and payment shall be subject to all applicable provisions of law, the restated certificate of incorporation, and these bylaws.

                  Section 2. Reserves.

                  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 3. Directors' Annual Statement.

                  The board of directors shall present at such annual meeting and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the corporation.

                  Section 4. Checks.

         All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                  Section 5. Corporate Records.

                  The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders giving the names and addresses of all shareholders and the number and class of shares held by each. All other books



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and records of the corporation may be kept at such place or places within or without the State of Delaware as the board of directors may from time to time determine.

                  Section 6. Seal.

                  The corporate seal shall have inscribed thereon the name of the corporation. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

                  Section 7. Amendment.

                  These bylaws may be altered, amended or repealed, or new bylaws may be adopted at any annual meeting of the shareholders or at any special meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the board of directors at any regular meeting of the board or at any special meeting of the board. Notwithstanding the foregoing, the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, repeal, or adopt any provision inconsistent with Section 4 of Article II, Section 12 of Article II, Section 2 of Article III Section 3 of Article III, Section 4 of Article III, Section 5 of
Article III, this Section 7 of Article X, or Article Twelfth, Article Fifteenth, Article Sixteenth, or Article Seventeenth of the restated certificate of incorporation; except that an amendment to extend the duration of Article Seventeenth may be adopted by the affirmative vote of the holders of at least a majority of such voting power.